Exhibit 10.1
MUTUAL TERMINATION AND RELEASE AGREEMENT

    This Mutual Termination and Release Agreement, dated as of August 8, 2008 (this “Release Agreement”), is by and among ALLIS-CHALMERS ENERGY INC., a Delaware corporation (“Parent”), ELWAY MERGER SUB LLC, a Delaware limited liability company (formerly known as Elway Merger Sub, Inc.) and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and BRONCO DRILLING COMPANY, INC., a Delaware corporation (the “Company”).

Recitals

    WHEREAS, Parent, Merger Sub and the Company (each, a “Party,” and collectively, the “Parties”) entered into an Agreement and Plan of Merger dated as of January 23, 2008, as amended by the First Amendment to the Agreement and Plan of Merger dated as of June 1, 2008 (the “Merger Agreement”), providing for the merger of the Company with and into Merger Sub, with Merger Sub surviving (the “Merger”);

    WHEREAS, each Party has determined that (i) it is unlikely that the Merger Agreement will be adopted by the requisite vote of stockholders of the Company and (ii) that it is advisable and in the best interests of each Party to terminate the Merger Agreement and provide for the compromise and settlement of any and all potential claims among the Parties thereunder;

    NOW, THEREFORE, for and in consideration of the recitals and the mutual covenants and agreements set forth in this Release Agreement, the Parties agree as follows:

Article 1

Definitions

    Section 1.1 Defined Terms.  As used in this Release Agreement, capitalized terms shall have the meanings set forth below or shall have the meanings set forth for such terms in the sections of this Release Agreement referenced below:

    “Affiliate” means, with respect to any Person, each other Person that directly or indirectly Controls, is Controlled by, or is under common Control with such Person.

    “Claim” means any and all manner of claims, rights, actions, losses, judgments, damages, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, expenses and fees (including attorney’s, financial advisor’s, lender’s or other fees) whatsoever, whether arising in law or equity, whether based on any federal, state or foreign law or right of action, mature or unmature, contingent or fixed, liquidated or unliquidated, known or unknown, suspected or unsuspected, accrued or unaccrued, that now exist, may exist or heretofore have existed.

    “Company” has the meaning given to such term in the preamble.

    “Confidentiality Agreement” means the Amended and Restated Confidentiality Agreement, dated as of December 24, 2007, between the Company and Parent.

    “Control” (and related terms) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract, credit arrangement or otherwise.

    “Effective Date” has the meaning given to such term in Section 2.4.

    “Merger” has the meaning given to such term in the Recitals.

    “Merger Sub” has the meaning given to such term in the preamble.

    “Parent” has the meaning given to such term in the preamble.

    “Parties” has the meaning given to such term in the Recitals.

    “Party” has the meaning given to such term in the Recitals.

    “Person” means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization, regardless of whether a Governmental Authority.

    “Release Agreement” has the meaning given to such term in the preamble.

    “Release Payment” has the meaning given to such term in Section 2.1.

    “Released Parties” has the meaning given to such term in Section 2.2(b).

    “Releasing Parties” has the meaning given to such term in Section 2.2(b).

    “Subject Matter” means any arrangement, contract, interest, right, matter, obligation, Claim or thing whatsoever from the beginning of the world to the Effective Date in connection with, arising as a result of or in any way relating, directly or indirectly, to the Merger Agreement and any other documents or transactions contemplated thereby or referred to therein (including without limitation the Merger) or any action taken, omitted to be taken, or attempted to be taken in connection therewith; provided, however, that “Subject Matter” shall not include the obligations of any Person arising solely under the Confidentiality Agreement.

    Section 1.2 References, Construction and Titles.

    (a) All references in this Release Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Release Agreement, unless expressly provided otherwise.  Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Release Agreement are for convenience only, do not constitute any part of this Release Agreement, and shall be disregarded in construing the language hereof.  The words “this Release Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Release Agreement as a whole and not to any particular Article, Section, subsection or subdivision unless expressly so limited.  The words “this Article” and “this Section,” and words of similar import, refer only to the Article or Section hereof in which such words occur.

    (b) The word “or” is not exclusive, and the word “including” (in its various forms) means including without limitation.  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

Article 2

Mutual Release and Indemnification
    Section 2.1 Release Payment.  Promptly after (and in any event on or before the first business day following) the execution and delivery of this Release Agreement, the Company shall pay to Parent an amount of cash equal to FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS (US $4,500,000.00) in the legal and lawful currency of the United States of America (the “Release Payment”) by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by Parent to the Company.

    Section 2.2 Termination and Mutual Release.

    (a) As of the Effective Date, the Merger Agreement and all agreements contemplated thereby (with the sole exception of the Confidentiality Agreement) shall be terminated, without any other action being required on the part of any Party, including without limitation, provisions of the Merger Agreement that by their terms would otherwise have survived the termination of the Merger Agreement.  Upon such termination, the Merger Agreement shall be null and the provisions thereof shall be void and shall have no force and effect whatsoever, and no Party shall have any rights or obligations thereunder.

    (b) Each of the Parties, on behalf of itself and its present, future and former officers, directors, employees, managers, advisors, stockholders, members, managers, agents, representatives, trust beneficiaries, heirs, attorneys, parents, subsidiaries, Affiliates and financing sources and all of their respective predecessors, successors, assigns, heirs, executors and administrators (collectively, the “Releasing Parties”), does hereby release, acquit and forever discharge and covenant not to sue each of the other Parties, and any of their respective present, future and former officers, directors, employees, agents, managers, advisors, representatives, stockholders, trust beneficiaries, members, attorneys, parents, subsidiaries, Affiliates and financing sources and their respective predecessors, successors, assigns, heirs, executors and administrators (collectively, the “Released Parties”), from and with respect to the Subject Matter; provided, however, that nothing herein shall be deemed to release any Party or any other Person from obligations under the Confidentiality Agreement, and such Confidentiality Agreement shall remain in full force and effect after the date hereof; provided, further, that no Party shall be released from any breach, non-performance, action or failure to act under this Release Agreement.

    (c) The Release Payment provided for in Section 2.1 above shall constitute the entire, maximum and only financial obligation of the Company, all of its direct and indirect subsidiaries, and divisions, and each of their respective affiliates, predecessors, successors, agents, representatives, officers, directors, employees, volunteers (including, but not limited to, board and supervisory committee members), stockholders, insurers, heirs, assigns, benefit plans, plan trustee and plan administrators, past and present, and their attorneys, and all persons acting by, through, under or in concert with them or any of them, to the other Releasing Parties (in their capacities as such) under this Release Agreement; provided, however, that for the avoidance of doubt, the Parties acknowledge and agree that the provisions of this paragraph shall not in any way limit the obligations of any Party under Section 2.2.(d) or Section 2.3.

    (d) Each Party represents and warrants that (i) there has not been and there will be no assignment, subrogation or other transfer by or on behalf of such Party of any interest in any Claim released hereby and shall indemnify and hold each Released Party harmless of and from any such assignment, subrogation or transfer, and (ii) there are no outstanding civil or criminal charges, complaints, claims, grievances, or actions of any nature whatsoever previously filed or brought by such Party or on such Party’s behalf against the Released Parties pending before any federal, state, local, international or administrative court or agency as of the date of signing this Release Agreement.

    (e) Each Party acknowledges, represents and warrants that it has had adequate disclosure of all facts necessary to make a knowing release of all Claims released hereby and further represents and warrants that it has executed this Release Agreement knowingly and without duress.  The Parties have participated jointly in negotiating and drafting this Release Agreement.  In the event an ambiguity or a question of intent or interpretation arises, this Release Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision(s) of this Release Agreement.

    (f) Each Party acknowledges and agrees that all disputes between it and any Released Party with respect to the Subject Matter have been fully and finally settled to such Party’s complete satisfaction, leaving no disputes, controversies, claims or grievances of any kind of such Party with any Released Party; therefore, each Party covenants and agrees that it will not raise, participate in, assist, or in any way pursue any Claims that are being released and discharged in this Release Agreement in any forum of any kind, including, without limitation, the federal, state or local courts, or federal, state or local agencies or offices of any kind, be they administrative, regulatory, judicial, quasi-judicial, or otherwise.

    (g) Except as required by applicable law or the rules and regulations of any governmental authority or by the order of any court of competent jurisdiction, each Party agrees that such Party shall not, directly or indirectly, make, publish, or cause to be made or published any statement or remark concerning the Subject Matter, the participation or involvement of the Parties in the transactions contemplated by the Merger Agreement, or the reasons or events or circumstances surrounding the termination of the Merger Agreement that could reasonably be understood as disparaging the business or conduct of the other Parties or as intended to harm the business or reputation of the other Parties.

    Section 2.3 Indemnification.  Each of the undersigned Parties shall protect, indemnify and hold harmless each of the other Released Parties from and against any and all Claims and related expenses (including without limitation reasonable attorneys’ fees and disbursements), that both (i) are incurred by such Released Party in any action or proceeding between any of the Releasing Parties and such Released Party that relates or shall relate to any of the Subject Matter and (ii) arise as a result of or in any way relating, directly or indirectly, to any action or inaction taken or caused to be taken by any of the Releasing Parties.  The indemnification obligations set forth herein shall not apply to any Claims or related expenses incurred by any Released Party as a result of any Claims between such Released Party and any Person other than a Releasing Party.

    Section 2.4 Effective Date.  This Release Agreement and the agreements, releases, settlements and waivers set forth herein shall be effective as of the date (the “Effective Date”) when the Release Payment is received by Parent.

Article 3

Miscellaneous

    Section 3.1 Counterparts.  This Release Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties whether such delivery is by physical delivery or by means of a facsimile, electronic mail or portable document format (PDF) transmission, it being understood that all Parties need not sign the same counterpart.

    Section 3.2 Severability.  The provisions of this Release Agreement will be severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party.  Subject to the preceding sentence, any term or provision of this Release Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed modified to the minimum extent necessary to make such term or provision valid and enforceable, provided that if such term or provision is incapable of being so modified, then such term or provision shall be deemed ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Release Agreement or affecting the validity or enforceability of any of the terms or provisions of this Release Agreement in any other jurisdiction.  If any provision of this Release Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

    Section 3.3 Entire Agreement; No Third Party Beneficiaries.  This Release Agreement (together with the Confidentiality Agreement and the documents and instruments delivered by the Parties in connection with this Release Agreement):  (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; (b) except as provided in Section 2.2 and Section 2.3 (each of which is intended to be for the benefit of the Persons covered thereby), is solely for the benefit of the Parties and their respective successors, legal representatives and assigns and does not confer on any Person other than the Parties any rights or remedies hereunder, and (c) may not be amended, except by an instrument in writing signed by the Parties.

    Section 3.4 Applicable Law.  This Release Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (including the laws of Delaware with respect to statutes of limitation and statutes of repose).

    Section 3.5 Confidentiality Agreement.  The Confidentiality Agreement shall remain in full force and effect following the execution of this Release Agreement, is hereby incorporated herein by reference, and shall constitute a part of this Release Agreement for all purposes.  Any and all information received by Parent and the Company pursuant to the terms and provisions of this Release Agreement shall be governed by the applicable terms and provisions of the Confidentiality Agreement.

    Section 3.6 Specific Performance; Remedies.  Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Release Agreement were not performed in accordance with its specific terms or were otherwise breached.  Accordingly, the Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Release Agreement and to enforce specifically this Release Agreement and its provisions in any action or proceeding instituted in any state or federal court having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.  Except as expressly provided herein, the rights, obligations and remedies created by this Release Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity.  Except as expressly provided herein, nothing herein will be considered an election of remedies.

    Section 3.7 Waiver of Jury Trial.  Each of the Parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Release Agreement or the transactions contemplated by this Release Agreement.  Each of the Parties hereto (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Release Agreement and the transactions contemplated by this Release Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 3.7.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have caused this Release Agreement to be executed by their duly authorized representatives, on the date first written above.

Company:

BRONCO DRILLING COMPANY, INC., a Delaware corporation

By: /s/ D. FRANK HARRISON

Name:D. Frank Harrison

Title:Chairman and Chief Executive Officer

Parent:

ALLIS-CHALMERS ENERGY INC., a Delaware corporation

By: /s/ VICTOR M. PEREZ

Name: Victor M. Perez

Title: Chief Financial Officer

Merger Sub:

ELWAY MERGER SUB LLC, a Delaware limited liability company

By: /s/ VICTOR M. PEREZ

Name: Victor M. Perez

Title: Chief Financial Officer